                                                                    EXHIBIT 99.2

                              CONSENT OF DIRECTOR NOMINEE


The A Consulting Team, Inc.:

        I hereby consent to the inclusion in the Prospectus and Registration Statement on Form SB-2 of The A Consulting Team, Inc. (the "Company") of my name and information relating to my status as a director nominee of The A Consulting Team, Inc. Effective upon consummation of the offering contemplated by the Prospectus, I hereby agree to become a director of the Company.


                                                   /s/ Steven S. Mukamal
                                                   -----------------------------
                                                   Steven. S. Mukamal

                                                   Date: 7/22/97